Exhibit 99.1
Ixia Announces Record Revenue for Fourth Quarter and Fiscal Year 2010
Q4 Revenue of $77.8 Million; 39 Percent Year-Over-Year Growth
CALABASAS, CA, February 3, 2011 -- Ixia (Nasdaq: XXIA) today reported its financial results for the fourth quarter and year ended December 31, 2010.
Total revenue for the 2010 fourth quarter grew to a record $77.8 million, an increase of 39 percent compared with $56.1 million reported for the 2009 fourth quarter and an increase of 10 percent compared with $70.9 million reported in the immediately preceding quarter. Total revenue for the fiscal year 2010 was $276.8 million, an increase of 56 percent compared with $178.0 million reported in fiscal year 2009.
Fiscal year 2010 and 2009 revenue include approximately $70.0 million and $24.1 million, respectively, of sales attributable to IxN2X and IxCatapult products following the acquisition of Agilent Technologies’ N2X Data Network Testing Product Line in October 2009 and the acquisition of Catapult Communications in June 2009. These numbers do not include revenue from Ixia’s Fusion products that integrate N2X software and scripts on Ixia hardware or revenue from Ixia’s products that incorporate Catapult wireless technology.
On a GAAP basis, the company recorded net income for the 2010 fourth quarter of $5.3 million, or $0.08 per diluted share, compared with a net loss of $31.3 million, or $0.50 per share, for the 2009 fourth quarter. The company recorded net income for fiscal year 2010 of $10.7 million, or $0.16 per diluted share, compared with a net loss of $44.2 million, or $0.70 per share, in fiscal year 2009.
Non-GAAP net income for the 2010 fourth quarter was $13.2 million, or $0.18 per diluted share, compared with non-GAAP net income of $4.1 million, or $0.06 per diluted share, reported in the 2009 fourth quarter. The company recorded non-GAAP net income for fiscal year 2010 of $33.1 million, or $0.49 per diluted share, compared with $8.0 million, or $0.13 per diluted share, in fiscal year 2009.
Additional non-GAAP information and reconciliation of our non-GAAP measures to comparable GAAP measures for the 2010 and 2009 fourth quarters and fiscal years may be found in the attached financial tables.
“Our key strategy for 2010 was to focus on integrating and leveraging our 2009 acquisitions with our existing technology portfolio and customer base,” commented Atul Bhatnagar, Ixia’s president and chief executive officer. “Our success in these integration efforts allowed us to take advantage of improved market conditions in 2010. Strong revenue performance coupled with operating expense discipline resulted in solid bottom-line results, including significant increases in both our operating income and earnings per share.

“We are pleased with our strong fourth quarter revenue results, which were driven by sequential growth in North America, Europe, China and India,” continued Mr. Bhatnagar. “Additionally, we are encouraged by the traction we see for the new products we launched in the fourth quarter, including the XcellonTM family and the integrated IxLoad and IxCatapult solution used to test wireless networks.”
Ixia ended the fourth quarter with approximately $339 million in cash and investments, compared with $121 million at September 30, 2010. The sequential increase in cash and investments is primarily due to the net proceeds of $194 million received from the issuance of our convertible senior notes in December 2010, as well as cash flows generated from our operations and our employees’ exercise of equity incentive awards.
Conference Call and Webcast Information
Ixia will host a conference call today, at 5:00 p.m., Eastern Time, for analysts and investors to discuss its 2010 fourth quarter and fiscal year results and its business outlook for the 2011 first quarter. Open to the public, investors may access the call by dialing (678) 825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for 90 days.
Non-GAAP Information
To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating income, non-GAAP interest income and other, net, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash and/or non-recurring income and expense items such as proceeds and expenses from certain legal settlements, stock-based compensation expenses, acquisition and other related costs, the amortization of acquisition-related intangible assets, restructuring expenses, certain inventory adjustments, the impairment charges and proceeds related to certain investments, and the related income tax effects of these items, as well as the income tax impacts of the valuation allowance recorded against certain deferred tax assets. The aforementioned items represent income and expense items that may be difficult to estimate from period to period and that we believe are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding these items, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in this press release.
About Ixia
Ixia is a leading provider of converged IP performance test systems and service verification platforms for wireless and wired infrastructures and services. Ixia’s test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments and enterprises to validate the performance and reliability of complex networks, devices and applications. Ixia’s multiplay test systems address the growing need to test voice, video and data services and network capability under real-world conditions.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com. Ixia, the Ixia four-petal logo, IxCatapult, IxN2X, Catapult, N2X, IxLoad and Xcellon are registered trademarks or trademarks of Ixia.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this document are forward-looking statements, including, without limitation, statements regarding possible future revenues, cost savings, growth and profitability and future business and market share. In some cases, such forward looking statements can be identified by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. These risks, uncertainties and other factors may cause our future results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements and include, among other things: the current global economy, competition, our ability to successfully defend any claims from taxing authorities in the various countries where we conduct business, consistency of orders from significant customers, our success in developing and producing new products and market acceptance of our products. The factors that may cause future results to differ materially from our current expectations also include, without limitation, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2009, and in our other filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside of our control and are difficult for us to forecast or mitigate. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Financial Contact:
The Blueshirt Group
Investor Relations
Chris Danne or Maria Riley 415-217-7722
or
Tom Miller, Chief Financial Officer
Dir: 818-444-2325
tmiller@ixiacom.com

IXIA
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$76,082	$15,061
Short-term investments in marketable securities	151,696	10,337
Accounts receivable, net	67,838	55,765
Inventories	28,965	14,541
Prepaid expenses and other current assets	12,772	9,727

Total current assets	337,353	105,431

Investments in marketable securities	111,440	53,582
Property and equipment, net	22,745	18,693
Intangible assets, net	52,778	69,132
Goodwill	59,384	60,121
Other assets	6,307	2,129

Total assets	$590,007	$309,088

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$10,324	$6,136
Accrued expenses	34,001	21,253
Deferred revenues	37,505	29,842
Income taxes payable	1,649	1,263

Total current liabilities	83,479	58,494

Deferred revenues	9,170	7,309
Other liabilities	6,378	6,620
Convertible senior notes	200,000	—

Total liabilities	299,027	72,423

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at December 31, 2010 and 2009; 67,613 and 63,062 shares issued and outstanding as of December 31, 2010 and 2009, respectively	115,590	87,283
Additional paid-in capital	133,249	118,754
Retained earnings	39,687	28,979
Accumulated other comprehensive income	2,454	1,649

Total shareholders’ equity	290,980	236,665

Total liabilities and shareholders’ equity	$590,007	$309,088

IXIA
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues:
Products	$63,746	$45,273	$227,880	$142,871
Services	14,034	10,818	48,935	35,123

Total revenues	77,780	56,091	276,815	177,994

Costs and operating expenses:(1)
Cost of revenues – products	14,929	10,751	54,378	36,722
Cost of revenues – services	1,766	1,292	6,327	3,859
Research and development	18,165	16,976	72,488	53,977
Sales and marketing	22,000	17,384	79,986	60,374
General and administrative	9,475	7,964	35,142	28,061
Amortization of intangible assets	3,869	4,906	17,545	11,391
Acquisition and other related	—	2,777	2,991	6,179
Restructuring	—	1,099	3,587	4,637

Total costs and operating expenses	70,204	63,149	272,444	205,200

Income (loss) from operations	7,576	(7,058)	4,371	(27,206)
Interest income and other, net	672	588	10,346	2,160
Interest expense	(480)	—	(480)	—
Other-than-temporary impairment on investments	—	—	—	(2,761)

Income (loss) before income taxes	7,768	(6,470)	14,237	(27,807)
Income tax expense	2,442	24,865	3,529	16,396

Net income (loss)	$5,326	$(31,335)	$10,708	$(44,203)

Earnings (loss) per share:
Basic	$0.08	$(0.50)	$0.16	$(0.70)
Diluted	$0.08	$(0.50)	$0.16	$(0.70)

Weighted average number of common and common equivalent shares outstanding:
Basic	66,974	62,891	65,157	62,710
Diluted	70,392	62,891	67,769	62,710

(1) Stock-based compensation included in:
Cost of revenues - products	$153	$139	$524	$478
Cost of revenues - services	58	53	198	182
Research and development	1,447	1,232	5,195	4,491
Sales and marketing	1,089	657	3,592	2,989
General and administrative	938	409	3,406	2,395

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended December 31,
	2010		2009
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues – GAAP	$16,695	21.5%	$12,043	21.5%
Stock-based compensation(a)	(211)	-0.3%	(192)	-0.4%

Total cost of revenues – Non-GAAP	$16,484	21.2%	$11,851	21.1%

Operating expenses – GAAP	$53,509	68.8%	$51,106	91.1%
Amortization of intangible assets(b)	(3,869)	-5.0%	(4,906)	-8.7%
Acquisition and other related(c)	—	—%	(2,777)	-5.0%
Restructuring(d)	—	—%	(1,099)	-2.0%
Stock-based compensation(a)	(3,474)	-4.5%	(2,298)	-4.0%
Legal settlements(e)	(1,275)	-1.6%	—	—%

Operating expenses – Non-GAAP	$44,891	57.7%	$40,026	71.4%

Income (loss) from operations – GAAP	$7,576	9.7%	$(7,058)	-12.6%
Effect of reconciling items(f)	8,829	11.4%	11,272	20.1%

Income from operations – Non-GAAP	$16,405	21.1%	$4,214	7.5%

Interest income and other, net – GAAP	$672	0.9%	$588	1.0%
Auction rate securities settlements(g)	(994)	-1.3%	—	—%

Interest income and other, net – Non-GAAP	$(322)	-0.4%	$588	1.0%

Income tax expense – GAAP	$2,442	3.1%	$24,865	44.3%
Effect of reconciling items(h)	(13)	0.0%	(24,136)	-43.0%

Income tax expense – Non-GAAP	$2,429	3.1%	$729	1.3%

Net income (loss) – GAAP	$5,326	6.8%	$(31,335)	-55.9%
Effect of reconciling items(i)	7,848	10.1%	35,408	63.2%

Net income – Non-GAAP	$13,174	16.9%	$4,073	7.3%

Diluted earnings (loss) per share – GAAP	$0.08		$(0.50)
Effect of reconciling items(j)(k)	0.10		0.56

Diluted earnings per share – Non-GAAP	$0.18		$0.06

(a)
This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)
This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product Line and the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009 and Agilent Technologies’ N2X Data Network Testing Product Line in October 2009. Acquisition and other related costs consist primarily of transaction and integration related costs such as professional fees for legal, accounting and tax services, integration related consulting fees, certain employee, facility and infrastructure transition costs, and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)	This reconciling item represents costs associated with our restructuring plan announced during the second quarter of 2009 as well as the restructuring costs related to our acquisition of Catapult Communications Corporation. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, as well as some facility-related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)	This reconciling item represents estimated and actual legal settlements recorded in the fourth quarter of 2010 that is not directly attributable to the underlying performance of our business operations, we believe that by excluding these costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e).

(g)	This reconciling item represents proceeds received during the fourth quarter of 2010 for the sale of certain of our auction rate securities that were previously written-off. As these proceeds are not directly attributable to the underlying performance of our business operations, we believe that by excluding these proceeds, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(h)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g) as well as changes in the valuation allowance relating to the company’s deferred tax assets.

(i)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g), net of tax.

(j)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g), net of tax, on a diluted per share basis.

(k)	This reconciling item for the 2010 fourth quarter non-GAAP diluted earnings per share calculation includes the impact of the convertible senior notes as these were anti-dilutive for the equivalent GAAP dilutive earnings per share calculation.

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Year ended December 31,
	2010		2009
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues – GAAP	$60,705	21.9%	$40,581	22.8%
Inventory write-down(a)	—	—%	(1,785)	-1.0%
Stock-based compensation(b)	(722)	-0.2%	(660)	-0.4%

Total cost of revenues – Non-GAAP	$59,983	21.7%	$38,136	21.4%

Operating expenses – GAAP	$211,739	76.5%	$164,619	92.5%
Amortization of intangible assets(c)	(17,545)	-6.3%	(11,391)	-6.4%
Acquisition and other related(d)	(2,991)	-1.1%	(6,179)	-3.5%
Restructuring(e)	(3,587)	-1.3%	(4,637)	-2.6%
Stock-based compensation(b)	(12,193)	-4.4%	(9,875)	-5.5%
Legal settlements(f)	(1,275)	-0.5%	—	—%

Operating expenses – Non-GAAP	$174,148	62.9%	$132,537	74.5%

Income (loss) from operations – GAAP	$4,371	1.6%	$(27,206)	-15.3%
Effect of reconciling items(g)	38,313	13.8%	34,527	19.4%

Income from operations – Non-GAAP	$42,684	15.4%	$7,321	4.1%

Interest income and other, net – GAAP	$10,346	3.7%	$2,160	1.2%
Auction rate securities settlements(h)	(9,919)	-3.5%	—	—%

Interest income and other, net – Non-GAAP	$427	0.2%	$2,160	1.2%

Other-than-temporary impairment on investments – GAAP	$—	—%	$(2,761)	-1.6%
Effect of reconciling items(i)	—	—%	2,761	1.6%

Other-than-temporary impairment on investments – Non-GAAP	$—	—%	$—	—%

Income tax expense – GAAP	$3,529	1.3%	$16,396	9.2%
Effect of reconciling items(j)	6,003	2.1%	(14,925)	-8.4%

Income tax expense – Non-GAAP	$9,532	3.4%	$1,471	0.8%

Net income (loss)— GAAP	$10,708	3.9%	$(44,203)	-24.8%
Effect of reconciling items(k)	22,391	8.1%	52,213	29.3%

Net income – Non-GAAP	$33,099	12.0%	$8,010	4.5%

Diluted earnings (loss) per share – GAAP	$0.16		$(0.70)
Effect of reconciling items(l)(m)	0.33		0.83

Diluted earnings per share – Non-GAAP	$0.49		$0.13

(a)
This reconciling item consists primarily of the write-down of certain inventory items and the recognition of purchase price accounting related to the fair value of sold inventory attributable to the acquisition of Catapult Communications Corporation. While we may have additional inventory write-downs in the future as well as amortization of purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(b)
This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)
This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line and the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)
This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009 and Agilent Technologies’ N2X Data Network Testing Product line in October 2009. Acquisition and other related costs consist primarily of transaction and integration related costs such as success-based banking fees, professional fees for legal, accounting, tax, valuation and other related services, integration related consulting fees, required regulatory costs and other related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(e)
This reconciling item represents costs associated with our restructuring plan announced during the second quarter of 2010 as well as the restructuring costs related to our acquisition of Catapult Communications Corporation and Agilent Technologies’ N2X Data Network Testing Product line. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, as well as some facility-related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)	This reconciling item represents estimated and actual legal settlements recorded in the fourth quarter of 2010 that is not directly attributable to the underlying performance of our business operations, we believe that by excluding these costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (f).

(h)	This reconciling item represents settlement proceeds during the first quarter of 2010 relating to claims asserted by us against our former investment manager for damages and losses relating to our investments in auction rate securities with an aggregate par value of $19.0 million, as well as proceeds received during the fourth quarter of 2010 for the sale of certain of our auction rate securities that were previously written-off. As the settlement proceeds are not directly attributable to the underlying performance of our business operations, we believe that by excluding these settlement proceeds, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(i)	This reconciling item represents other-than-temporary impairment charges on our previous investments in auction rate securities. As this other-than-temporary impairment represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding this other-than-temporary impairment, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(j)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (f), (h) and (i) as well as changes in the valuation allowance relating to the company’s deferred tax assets.

(k)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (f), (h) and (i), net of tax.

(l)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e), (f), (h) and (i), net of tax, on a diluted per share basis.

(m)	This reconciling item for the 2010 year end non-GAAP diluted earnings per share calculation includes the impact of the convertible senior notes as these were anti-dilutive for the equivalent GAAP dilutive earnings per share calculation.